 Exhibit 10.1

AMENDED AND RESTATED BUSINESS FINANCING AGREEMENT

Borrower:	Socket Mobile, Inc. 39700 Eureka Drive Newark, CA 94560	Lender:	Western Alliance Bank 55 Almaden Boulevard, Suite 100 San Jose, CA 95113

This AMENDED AND RESTATED BUSINESS FINANCING AGREEMENT, dated as of January 29th, 2021, is made and entered into between Western Alliance Bank, an Arizona corporation (“Lender”) and Socket Mobile, Inc., a Delaware corporation (“Borrower”), with reference to the following facts:

Lender, successor-by-merger to Bridge Bank, National Association, and Borrower previously entered into that certain Business Financing Agreement, dated February 27, 2014, as amended by that certain Business Financing Modification Agreement, dated as of February 26, 2016, that certain Business Financing Modification Agreement, dated as of March 20, 2017, that certain Business Financing Modification Agreement, dated as of January 31, 2018, that certain Fourth Business Financing Modification Agreement and Forbearance Agreement, dated as of June 4, 2018, that certain Fifth Business Financing Modification Agreement, dated as of July 30, 2018, that certain Sixth Business Financing Modification Agreement and Waiver of Default, dated as of June 14, 2019, that certain Seventh Business Financing Modification Agreement, dated as of January 8, 2020, and that certain Eighth Business Financing Modification Agreement and Consent dated as of August 28, 2020 (as so amended, the “Prior Agreement”). Lender and Borrower desire to amend and restate the Prior Agreement in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, the parties hereto hereby agree as follows:

1.	REVOLVING CREDIT LINE.
1.1	Advances. Subject to the terms and conditions of this Agreement, from the date on which this Agreement becomes effective until the Maturity Date, Lender will make Advances to Borrower not exceeding the Credit Limit (subject at all times to the Domestic Credit Limit and the EXIM Credit Limit) or the Borrowing Base (subject at all times to the Domestic Borrowing Base and EXIM Borrowing Base), whichever is less; provided that in no event shall Lender be obligated to make any Advance that results in an Overadvance or while any Overadvance is outstanding. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement. It shall be a condition to each Advance that (a) Lender shall have received an Advance Request acceptable to Lender accompanied by updated reporting required by Sections 4.8(g), (h), and (i)(ii), each updated to no earlier than 2 business days prior to the date of the Advance Request, and otherwise meeting the requirements of Sections 4.8(g), (h), and (i)(ii), (b) all of the representations and warranties set forth in Section 3 are true and correct on the date of such Advance as though made at and as of each such date, and (c) no Default has occurred and is continuing, or would result from such Advance.
1.2	Advance Requests. Borrower may request that Lender make an Advance by delivering to Lender an Advance Request therefor and Lender shall be entitled to rely on all the information provided by Borrower to Lender on or with the Advance Request. The Lender may honor Advance Requests, instructions or repayments given by the Borrower (if an individual) or by any Authorized Person.
1.3	Due Diligence. Lender may audit Borrower’s Receivables and any and all records pertaining to the Collateral, at Lender’s sole discretion and at Borrowers expense, provided, an audit must be completed at least once every six months. Lender may at any time and from time to time contact Account Debtors and other persons obligated or knowledgeable in respect of Receivables to confirm the Receivable Amount of such Receivables, to determine whether Receivables constitute Eligible Receivables, and for any other purpose in connection with this Agreement. If any of the Collateral or Borrower's books or records pertaining to the Collateral are in the possession of a third party, Borrower authorizes that third party to permit Lender or its agents to have access to perform inspections or audits thereof and to respond to Lender's requests for information concerning such Collateral and records.
1.4	Collections.
(a)	Lender shall have the exclusive right to receive all Collections on all Receivables. Borrower shall (i) immediately notify, transfer and deliver to Lender all domestic Collections Borrower receives for deposit into the Domestic Collection Account, and all foreign Collections Borrower receives for deposit into the EXIM Collection Account, and (ii) at all times maintain a collection services agreement acceptable to Lender (the “Lockbox Agreement”) pursuant to which all Collections received in the Lockbox shall be deposited into the applicable Collection Account. Borrower shall use the Lockbox address as the remit to and payment address for all of Borrower’s Collections from Account Debtors, and Borrower shall instruct all Account Debtors to make payments either directly to the Lockbox for deposit by Lender directly to the applicable Collection Account, or instruct them to deliver such payments to Lender by wire transfer, ACH, or other means as Lender may direct for deposit to the Lockbox or the applicable Collection Account.
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(b)	At Lender’s option, Lender may either (i) transfer all Collections deposited into the Collection Accounts to Borrower’s Account, or (ii) apply the Collections deposited into the Collection Accounts to the outstanding Account Balance, in either case, within three business days of the date received; provided that upon the occurrence and during the continuance of any Default, Lender may apply all Collections to the Obligations in such order and manner as Lender may determine. Lender has no duty to do any act other than to apply such amounts as required above. If an item of Collections is not honored or Lender does not receive good funds for any reason, any amount previously transferred to Borrower’s Account or applied to the Account Balance shall be reversed as of the date transferred or applied, as applicable, and, if applied to the Account Balance, the Finance Charge will accrue as if the Collections had not been so applied. Lender shall have, with respect to any goods related to the Receivables, all the rights and remedies of an unpaid seller under the UCC and other applicable law, including the rights of replevin, claim and delivery, reclamation and stoppage in transit.
1.5	Receivables Activity Report. Within 30 days after the end of each Month End, Lender shall send to Borrower a report covering the transactions for the prior billing period, including the amount of all Advances, Collections, Adjustments, Finance Charges, and other fees and charges. The accounting shall be deemed correct and conclusive unless Borrower makes written objection to Lender within 30 days after the Lender sends the accounting to Borrower.
1.6	Adjustments. in the event any Adjustment or dispute is asserted by any Account Debtor, Borrower shall promptly advise Lender and shall, subject to the Lender’s approval, resolve such disputes and advise Lender of any Adjustments; provided that in no case will the aggregate Adjustments made with respect to any Receivable exceed 2% of its original Receivable Amount unless Borrower has obtained the prior written consent of Lender. So long as any Obligations are outstanding, Lender shall have the right, at any time, to take possession of any rejected, returned, or recovered personal property. If such possession is not taken by Lender, Borrower is to resell it for Lender’s account at Borrower’s expense with the proceeds made payable to Lender. While Borrower retains possession of any returned goods, Borrower shall segregate said goods and mark them as property of Lender.
1.7	Recourse; Payments of Non-Formula Amount; Maturity. Advances and the other Obligations shall be with full recourse against Borrower. On the 30th day of each April, July, October, and January, Borrower will make a principal reduction payment on the Advances, each in the amount of $125,000, plus all accrued but unpaid Finance Charge thereon. On the Maturity Date, the Borrower will pay all then outstanding Advances and other Obligations to the Lender or such earlier date as shall be herein provided.
1.8	Intentionally Omitted.
1.9	Cash Management Services. Borrower may use availability hereunder up to the Cash Management Sublimit for Lender’s cash management services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in various cash management services agreements related to such services (the “Cash Management Services”). The entire Cash Management Sublimit will be treated as an Advance for purposes of determining availability under the Domestic Credit Limit and shall decrease, on a dollar-for-dollar basis, the amount available for other Advances. The Cash Management Services shall be subject to additional terms set forth in applicable cash management services agreements. If at any time the Line of Credit is terminated or otherwise ceases to exist, Borrower shall immediately secure in cash the entire Cash Management Sublimit on terms acceptable to Lender.
1.10	Foreign Exchange Facility. Subject to and upon the terms and conditions of this Agreement and any other agreement that Borrower may enter into with Lender in connection with foreign exchange transactions (“FX Contracts”) and subject to the availability under the Domestic Credit Limit and the Domestic Borrowing Base, Borrower may request Lender to enter into FX Contracts with Borrower, which shall be due no later than the Maturity Date unless cash secured on terms satisfactory to Lender. Borrower shall conduct all its United States foreign currency exchange business through Lender. The entire FX Amount will be treated as an Advance for purposes of determining availability under the Domestic Credit Limit and shall decrease, on a dollar-for-dollar basis, the amount available for other Advances. Borrower shall pay any standard issuance and other fees that Lender notifies Borrower will be charged for issuing and processing FX Contracts for Borrower. The FX Amount shall at all times be equal to or less than FX Sublimit. The “FX Amount” shall equal the amount determined by multiplying (i) the aggregate amount, in United States Dollars, of FX Contracts between Borrower and Lender outstanding as of any date of determination by (ii) the applicable Foreign Exchange Reserve Percentage as of such date. The “Foreign Exchange Reserve Percentage” shall be a percentage as determined by Lender, in its sole discretion from time to time. If at any time the EXIM Line of Credit is terminated or otherwise ceases to exist, Borrower shall immediately secure in cash all obligations under the Foreign Exchange Facility on terms acceptable to Lender.
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1.11	Overadvances. Upon any occurrence of an Overadvance, Borrower shall immediately pay down the Advances such that, after giving effect to such payments, no Overadvance exists.
1.12	Business Credit Card. Borrower may use availability hereunder up to the Credit Card Limit for issuance by Lender of business credit cards for Borrower. The entire Credit Card Limit will be treated as an Advance for purposes of determining availability under the Credit Limit and shall decrease, on a dollar-for-dollar basis, the amount available for other Advances. All credit cards issued under the Credit Card Limit shall be subject to additional terms set forth in applicable credit card agreements. Upon the Maturity Date, the amount owing to Lender on account of credit cards issued to Borrower shall be secured by unencumbered cash on terms acceptable to Lender if the term of this Agreement is not extended by Lender.
2.	FEES AND FINANCE CHARGES.
2.1	Finance Charges. Lender may, but is not required to, deduct the amount of accrued Finance Charge from Collections received by Lender. The accrued and unpaid Finance Charge shall be due and payable within 10 calendar days after each Month End during the term hereof.
2.2	Fees.
(a)	Domestic Facility Fee. Borrower shall pay the Domestic Facility Fee to Lender on the date of this Agreement and each anniversary thereof.
(b)	EXIM Facility Fee. Borrower shall pay the EXIM Facility Fee to Lender on the date of this Agreement and each anniversary thereof.
(c)	EXIM Application Fee. Borrower shall pay the EXIM Application Fee to Lender on the date of this Agreement.
(d)	Cash Management, Business Credit Cards, and FX Forward Contract Fees. Borrower shall pay to Lender fees in connection with the Cash Management Services, business credit cards, and the FX Forward Contracts as determined in accordance with Lender's standard fees and charges then in effect for such activity.
(e)	Due Diligence Fee. Borrower shall pay the Due Diligence Fee to Lender on the date of this Agreement and each anniversary thereof.
(f)	CalCap Fee. Borrower shall pay the CalCap Fee on the date of this Agreement and the first anniversary of the date of this Agreement.
3.	REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants:
3.1	No representation, warranty or other statement of Borrower in any certificate or written statement given to Lender contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.
3.2	Borrower is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified.
3.3	The execution, delivery and performance of this Agreement has been duly authorized, and does not conflict with Borrower’s organizational documents, nor constitute an Event of Default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound.
3.4	Borrower has good title to the Collateral and all inventory is in all material respects of good and marketable quality, free from material defects.
3.5	Borrower’s name, form of organization, chief executive office, and the place where the records concerning all Receivables and Collateral are kept is set forth at the beginning of this Agreement, Borrower is located at its address for notices set forth in this Agreement.
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3.6	If Borrower owns, holds or has any interest in, any copyrights (whether registered, or unregistered), patents or trademarks, and licenses of any of the foregoing, such interest has been specifically disclosed and identified to Lender in writing.
4.	MISCELLANEOUS PROVISIONS. Borrower will:
4.1	Maintain its corporate existence and good standing in its jurisdictions of incorporation and maintain its qualification in each jurisdiction necessary to Borrower’s business or operations and not merge or consolidate with or into any other business organization, or acquire all or substantially all of the capital stock or property of a third party, unless (i) any such acquired entity becomes a “borrower under this Agreement and (ii) Lender has previously consented to the applicable transaction in writing.
4.2	Give Lender at least 30 days prior written notice of changes to its name, organization, chief executive office or location of records.
4.3	Pay all its taxes including gross payroll, withholding and sales taxes when due and will deliver satisfactory evidence of payment to Lender if requested.
4.4	Maintain:
(a)	insurance satisfactory to Lender as to amount, nature and carrier covering property damage (including loss of use and occupancy) to any of the Borrower’s properties, business interruption insurance, public liability insurance including coverage for contractual liability, product liability and workers’ compensation, and any other insurance which is usual for the Borrower’s business. Each such policy shall provide for at least thirty (30) days prior notice to Lender of any cancellation thereof.
(b)	all risk property damage insurance policies (including without limitation windstorm coverage, and hurricane coverage as applicable) covering the tangible property comprising the collateral. Each insurance policy must be in an amount acceptable to Lender. The insurance must be issued by an insurance company acceptable to Lender and must include a lender’s loss payable endorsement in favor of Lender in a form acceptable to Lender.

Upon the request of Lender, Borrower shall deliver to Lender a copy of each insurance policy, or, if permitted by Lender, a certificate of insurance listing all insurance in force.

4.5	Immediately transfer and deliver to Lender all Collections Borrower receives.
4.6	Not create, incur, assume, or be liable for any indebtedness, other than Permitted Indebtedness.
4.7	Immediately notify Lender if Borrower hereafter obtains any interest in any copyrights, patents, trademarks or licenses that are significant in value or are material to the conduct of its business.
4.8	Provide the following financial information and statements in form and content acceptable to Lender, and such additional information as requested by Lender from time to time. Lender has the right to require Borrower to deliver financial information and statements to Lender more frequently than otherwise provided below, and to use such additional information and statements to measure any applicable financial covenants in this Agreement.
(a)	Within 120 days of the fiscal year end, the annual financial statements of Borrower, certified and dated by an authorized financial officer. These financial statements must be audited (with an opinion satisfactory to the Lender) by a Certified Public Accountant acceptable to Lender. The statements shall be prepared on a consolidated basis.
(b)	No later than 30 days after the end of each month (including the last period in each fiscal year), monthly financial statements of Borrower, certified and dated by an authorized financial officer. The statements shall be prepared on a consolidated basis.
(c)	Promptly, upon sending or receipt, copies of any management letters and correspondence relating to management letters, sent or received by Borrower to or from Borrower’s auditor. If no management letter is prepared, Borrower shall, upon Lender’s request, obtain a letter from such auditor stating that no deficiencies were noted that would otherwise be addressed in a management letter.
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(d)	Copies of the Form 10-K Annual Report, Form 10-Q Quarterly Report and Form 8-K Current Report for Borrower concurrent with the date of filing with the Securities and Exchange Commission.
(e)	Financial projections covering a time period acceptable to Lender and specifying the assumptions used in creating the projections. Annual projections shall in any case be provided to Lender within 30 days of each fiscal year end.
(f)	Within 30 days of the end of each month, a compliance certificate of Borrower, signed by an authorized financial officer and setting forth (i) the information and computations (in sufficient detail) to establish compliance with all financial covenants at the end of the period covered by the financial statements then being furnished and (ii) whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any default under this Agreement and, if any such default exists, specifying the nature thereof and the action Borrower is taking and proposes to take with respect thereto.
(g)	Within 10 days after the last day of each calendar month, and with each Advance Request, (i) a domestic borrowing base certificate, in form and substance satisfactory to Lender and in substantially the form attached hereto as Exhibit B, setting forth Domestic Eligible Receivables and Receivable Amounts thereof as of the last day of the month, or as of no earlier than 2 business days prior to the date of the Advance Request, as applicable, and (ii) an EXIM borrowing base certificate, in form and substance satisfactory to Lender and in substantially the form attached hereto as Exhibit C, setting forth EXIM Eligible Receivables and Receivable Amounts thereof, as of the last day of the month, or as of no earlier than 2 business days prior to the date of the Advance Request, as applicable.
(h)	Within 10 days after the last day of each calendar month, and with each Advance Request, (i) a detailed aging of Borrower’s domestic receivables by invoice date, together with payable aging by invoice date, and (ii) a detailed aging of Borrower’s EXIM export-related receivables by due date, together with a payable aging, in each case as of the last day of the month, or as of no earlier than 2 business days prior to the date of the Advance Request, as applicable.
(i)	(i) Within 10 days after the last day of each calendar month, distributor sell-through reports, in form and substance acceptable to Lender, (ii) within 10 days after the last of each calendar month, and with each Advance Request, (x) sales journal and cash receipts journal, and (y) such other matters as Lender may request, in each case as of the last day of the month, or as of no earlier than 2 business days prior to the date of the Advance Request, as applicable.
(j)	Annually within 5 days of filing, Borrower’s corporate tax returns prepared by a Certified Public Accountant selected by Borrower and acceptable to Lender.
(k)	Promptly upon Lender’s request, such other books, records, statements, lists of property and accounts, budgets, forecasts or reports as to Borrower and as to each guarantor of Borrower’s obligations to Lender as Lender may request.
4.9	Maintain its depository, operating, and primary investment accounts with Lender and, in the case of any investment accounts not maintained with Lender, grant to Lender a first priority perfected security interest in and “control” (within the meaning of Section 9104 of the California Uniform Commercial Code) of such investment account pursuant to documentation acceptable to Lender.
4.10	Provide to Lender promptly upon the execution hereof, the following documents which shall be in form satisfactory to Lender: reaffirmations from the creditors under each of the subordination agreements.
4.11	Promptly provide to Lender such additional information and documents regarding the finances, properties, business or books and records of Borrower or any guarantor or any other obligor as Lender may request.
4.12	Maintain Borrower’s financial condition as follows using GAAP (except to the extent modified by the definitions herein):
(a)	Revenues of at least 75% of the projections approved by Borrower's board of directors delivered to Lender pursuant to Section 4.8(e) with respect to any fiscal quarter, commencing with the fiscal quarter ended December 31, 2020.
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(b)	Adjusted EBITDA of at least 75% of the projections approved by Borrower's board of directors delivered to Lender pursuant to Section 4.8(e) with respect to any fiscal quarter, commencing with the fiscal quarter ended December 31, 2020.
4.13	Not make any investment in or to any Person, other than investments existing as of the date of this Agreement and specifically disclosed on a schedule to this Agreement.
4.14	Not pay any dividends or make any distributions or payment with respect to Borrower's capital stock or redeem, retire or purchase any of Borrower's capital stock.
4.15	Not directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.
5.	SECURITY INTEREST. To secure the prompt payment and performance to Lender of all of the Obligations, Borrower hereby grants to Lender a continuing security interest in the Collateral. Borrower is not authorized to sell, assign, transfer or otherwise convey any Collateral without Lender’s prior written consent, except for the sale of finished inventory in the Borrower’s usual course of business. Borrower agrees to sign any instruments and documents requested by Lender to evidence, perfect, or protect the interests of Lender in the Collateral. Borrower agrees to deliver to Lender the originals of all instruments, chattel paper and documents evidencing or related to Receivables and Collateral. Borrower shall not grant or permit any lien or security in the Collateral or any interest therein other than Permitted Liens.
6.	POWER OF ATTORNEY. Borrower irrevocably appoints Lender and its successors and as true and lawful attorney in fact, and authorizes Lender (a) to, whether or not there has been an Event of Default, (i) demand, collect, receive, sue, and give releases to any Account Debtor for the monies due or which may become due upon or with respect to the Receivables and to compromise, prosecute, or defend any action, claim, case or proceeding relating to the Receivables, including the filing of a claim or the voting of such claims in any bankruptcy case, all in Lender’s name or Borrower’s name, as Lender may choose; (ii) prepare, file and sign Borrower’s name on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics’ lien or similar document; (iii) notify all Account Debtors with respect to the Receivables to pay Lender directly; (iv) receive and open all mail addressed to Borrower for the purpose of collecting the Receivables; (v) endorse Borrower’s name on any checks or other forms of payment on the Receivables; (vi) execute on behalf of Borrower any and all instruments, documents, financing statements and the like to perfect Lender’s interests in the Receivables and Collateral; (vii) debit any Borrower’s deposit accounts maintained with Lender for any and all Obligations due under this Agreement; and (viii) do all acts and things necessary or expedient, in furtherance of any such purposes, and (b) to, upon the occurrence and during the continuance of an Event of Default, sell, assign, transfer, pledge, compromise, or discharge the whole or any part of the Receivables. Upon the occurrence and continuation of an Event of Default, all of the power of attorney rights granted by Borrower to Lender hereunder shall be applicable with respect to all Receivables and all Collateral.
7.	DEFAULT AND REMEDIES.
7.1	Events of Default. The occurrence of any one or more of the following shall constitute an Event of Default hereunder.
(a)	Failure to Pay. Borrower fails to make a payment when due under this Agreement.
(b)	Lien Priority. Lender fails to have an enforceable first lien (except for any prior liens to which Lender has consented in writing) on or security interest in the Collateral.
(c)	False Information. Borrower (or any guarantor) has given Lender any materially false or misleading information or representations or has failed to disclose any material fact relating to the subject matter of this Agreement.
(d)	Death. Borrower or any guarantor dies or becomes legally incompetent, or if Borrower is a partnership, any general partner dies or becomes legally incompetent.
(e)	Bankruptcy. Borrower (or any guarantor) files a bankruptcy petition, a bankruptcy petition is filed against Borrower (or any guarantor) or Borrower (or any guarantor) makes a general assignment for the benefit of creditors.
(f)	Receivers. A receiver or similar official is appointed for a substantial portion of Borrower’s (or any guarantor’s) business, or the business is terminated.
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(g)	Judgments. Any judgments or arbitration awards are entered against Borrower (or any guarantor), or Borrower (or any guarantor) enters into any settlement agreements with respect to any litigation or arbitration and the aggregate amount of all such judgments, awards, and agreements exceeds $50,000.
(h)	Material Adverse Change. A material adverse change occurs, or is reasonably likely to occur, in Borrower’s (or any guarantor’s) business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.
(i)	Cross-default. Any default occurs under any agreement in connection with any credit Borrower (or any guarantor) or any of Borrower’s Affiliates has obtained from anyone else or which Borrower (or any guarantor) or any of Borrower’s Affiliates has guaranteed (other than trade amounts payable incurred in the ordinary course of business and not more than 60 days past due).
(j)	Default under Related Documents. Any default occurs under any guaranty, subordination agreement, security agreement, deed of trust, mortgage, or other document required by or delivered in connection with this Agreement or any such document is no longer in effect.
(k)	Other Agreements. Borrower (or any guarantor) or any of Borrowers Affiliates fails to meet the conditions of, or fails to perform any obligation under any other agreement Borrower (or any guarantor) or any of Borrower’s Affiliates has with Lender or any Affiliate of Lender.
(l)	Change of Control. The holders of the capital ownership of the Borrower as of the date hereof cease to own and control, directly and indirectly, at least 90% of the capital ownership of the Borrower.
(m)	Other Breach Under Agreement. Borrower fails to meet the conditions of, or fails to perform any obligation under, any tern of this Agreement not specifically referred to above.
7.2	Remedies. Upon the occurrence of an Event of Default, (1) without implying any obligation to do so, Lender may cease making Advances or extending any other financial accommodations to Borrower; (2) all or a portion of the Obligations shall be, at the option of and upon demand by Lender, or with respect to an Event of Default described in Section 7.1(e), automatically and without notice or demand, due and payable in full; and (3) Lender shall have and may exercise all the rights and remedies under this Agreement and under applicable law, including the rights and remedies of a secured party under the California Uniform Commercial Code, all the power of attorney rights described in Section 6 with respect to all Collateral, and the right to collect, dispose of, sell, lease, use, and realize upon all Receivables and all Collateral in any commercial reasonable manner.
8.	ACCRUAL OF INTEREST, FEES. All interest and finance charges hereunder calculated at an annual rate shall be based on a year of 360 days, which results in a higher effective rate of interest than if a year of 365 or 366 days were used. Lender may charge interest, finance charges and fees based upon the projected amounts thereof as of the due dates therefor, and adjust subsequent charges to account for the actual accrued amounts. If any amount due under Section 2.2, amounts due under Section 9, and any other Obligations not otherwise bearing interest hereunder is not paid when due, such amount shall bear interest at a per annum rate equal to the Finance Charge Percentage until the earlier of (i) payment in good funds or (ii) entry of a trial judgment thereof, at which time the principal amount of any money judgment remaining unsatisfied shall accrue interest at the highest rate allowed by applicable law.
9.	FEES, COSTS AND EXPENSES; INDEMNIFICATION. The Borrower will pay to Lender upon demand all fees, costs and expenses (including EXIM Bank Expenses, fees of attorneys and professionals and their costs and expenses) that Lender incurs or may from time to time impose in connection with any of the following: (a) preparing, negotiating, administering, and enforcing this Agreement or any other agreement executed in connection herewith, including any amendments, waivers or consents in connection with any of the foregoing, (b) any litigation or dispute (whether instituted by Lender, Borrower or any other person) in any way relating to the Receivables, the Collateral, this Agreement or any other agreement executed in connection herewith or therewith, (c) enforcing any rights against Borrower or any guarantor, or any Account Debtor, (d) protecting or enforcing its interest in the Receivables or the Collateral, (e) collecting the Receivables and the Obligations, or (f) the representation of Lender in connection with any bankruptcy case or insolvency proceeding involving Borrower, any Receivable, the Collateral, any Account Debtor, or any guarantor. Borrower shall indemnify and hold Lender harmless from and against any and all claims, actions, damages, costs, expenses, and liabilities of any nature whatsoever arising in connection with any of the foregoing.
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10.	INTEGRATION, SEVERABILITY WAIVER, CHOICE OF LAW, FORUM AND VENUE.
10.1	This Agreement and any related security or other agreements required by this Agreement, collectively: (a) represent the sum of the understandings and agreements between Lender and Borrower concerning this credit; (b) replace any prior oral or written agreements between Lender and Borrower concerning this credit; and (c) are intended by Lender and Borrower as the final, complete and exclusive statement of the terms agreed to by them. In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail. If any provision of this Agreement is deemed invalid by reason of law, this Agreement will be construed as not containing such provision and the remainder of the Agreement shall remain in full force and effect. Lender retains all of its rights, even if it makes an Advance after a default. If Lender waives a default, it may enforce a later default. Any consent or waiver under, or amendment of, this Agreement must be in writing, and no such consent, waiver, or amendment shall imply any obligation by Lender to make any subsequent consent, waiver, or amendment.
10.2	THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ARIZONA. THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER RELATED DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF MARICOPA, ARIZONA, OR, AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT IN WHICH LENDER SHALL INMATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS JURISDICTION OVER THE SUBJECT MATTER AND PARTIES IN CONTROVERSY. EACH PARTY HERETO WAIVES ANY RIGHT TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION AND STIPULATES THAT THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF MARICOPA, ARIZONA, SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER EACH SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR ANY OTHER RELATED DOCUMENTS. SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST THE BORROWER MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS SPECIFIED FOR NOTICES PURSUANT TO SECTION 11.
11.	NOTICES; TELEPHONIC AND TELEFAX AUTHORIZATIONS. All notices shall be given to Lender and Borrower at the addresses or faxes set forth on the signature page of this agreement and shall be deemed to have been delivered and received: (a) if mailed, three (3) calendar days after deposited in the United States mail, first class, postage pre-paid, (b) one (1) calendar day after deposit with an overnight mail or messenger service; or (c) on the same date of confirmed transmission if sent by hand delivery, telecopy, telefax or telex. Lender may honor telephone or telefax instructions for Advances or repayments given, or purported to be given, by any one of the Authorized Persons. Borrower will indemnify and hold Lender harmless from all liability, loss, and costs in connection with any act resulting from telephone or telefax instructions Lender reasonably believes are made by any Authorized Person. This paragraph will survive this Agreement’s termination, and will benefit Lender and its officers, employees, and agents.
12.	DEFINITIONS AND CONSTRUCTION.
12.1	Definitions. In this Agreement:

“Account Balance” means at any time the aggregate of the Advances outstanding as reflected on the records maintained by Lender, together with any past due Finance Charges thereon.

“Account Debtor” has the meaning in the California Uniform Commercial Code and includes any person liable on any Receivable, including without limitation, any guarantor of any Receivable and any issuer of a letter of credit or banker’s acceptance assuring payment thereof.

“Adjusted EBITDA” means net profit before tax plus interest expense, depreciation expense and amortization expense, and stock-based compensation expense.

“Adjustments” means all discounts, allowances, disputes, offsets, defenses, rights of recoupment, rights of return, warranty claims, or short payments, asserted by or on behalf of any Account Debtor with respect to any Receivable.

“Advance” means an advance made by Lender to Borrower under this Agreement.

“Advance Rate” means (i) up to 80% in the case of Domestic Eligible Receivables, and (ii) up to 80% in the case of EXIM Eligible Receivables, or in each case, such greater or lesser percentage as Lender may from time to time establish in its sole discretion upon notice to Borrower.

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“Advance Request” means a writing in form and substance satisfactory to Lender and signed by an Authorized Person requesting an Advance.

“Agreement” means this Business Financing Agreement.

“Affiliate” means, as to any person or entity, any other person or entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, such person or entity.

“Authorized Person” means Borrower (if an individual) or any one of the individuals authorized to sign on behalf of the Borrower, and any other individual designated by any one of such authorized signers.

“Borrower Agreement” is the Export-Import Bank of the United States Working Capital Guarantee Program Borrower Agreement executed by Borrower in favor of EXIM Bank and Lender.

“Borrower’s Account” means Borrower’s general operating account maintained with Lender, into which Advances will be deposited unless otherwise instructed by Borrower in writing.

“Borrowing Base” means at any time the sum of (i) the Domestic Borrowing Base plus the Non-Formula Amount, plus (ii) the EXIM Borrowing Base.

“CalCap Fee” means a fee in an amount equal to (i) 0.75% of the CalCap collateral support amount due on the date of this Agreement, and (ii) 1.00% of the CalCap collateral support amount due on the first anniversary of the date of this Agreement.

“Cash Management Sublimit” means $150,000.00.

“Collateral” means all of Borrower’s rights and interest in any and all personal property, whether now existing or hereafter acquired or created and wherever located, and all products and proceeds thereof and accessions thereto, including but not limited to the following (collectively, the “Collateral”): (a) all accounts (including health care insurance receivables), chattel paper (including tangible and electronic chattel paper), inventory (including all goods held for sale or lease or to be furnished under a contract for service, and including returns and repossessions), equipment (including all accessions and additions thereto), instruments (including promissory notes), investment property (including securities and securities entitlements), documents (including negotiable documents), deposit accounts, letter of credit rights, money, any commercial tort claim of Borrower which is now or hereafter identified by Borrower or Lender, general intangibles (including payment intangibles and software), goods (including fixtures) and all of Borrower’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and (b) any and all cash proceeds and/or noncash proceeds thereof, including without limitation, insurance proceeds, and all supporting obligations and the security therefore or for any right to payment.

“Collection Account(s)” means individually or collectively, as the context requires, the Domestic Collection Account and the EXIM Collection Account.

“Collections” means all payments from or on behalf of an Account Debtor with respect to Receivables.

“Compliance Certificate” means a certificate in the form attached as Exhibit A to this Agreement by an Authorized Person that, among other things, the representations and warranties set forth in this Agreement are true and correct as of the date such certificate is delivered.

“Credit Card Limit” means the lesser of (a) the credit limit stated in the applicable credit card agreements for business credit cards issued by Lender for the account of Borrower, or (b) $150,000.

“Credit Limit” means the sum of Domestic Credit Limit plus the EXIM Credit Limit plus the Credit Card Limit, which is intended to be the maximum amount of Advances (including deemed Advances under the Credit Card Limit) at any time outstanding.

“Default” means any Event of Default or any event that with notice, lapse of time or otherwise would constitute an Event of Default.

“Domestic Borrowing Base” means at any time (i) the Domestic Eligible Receivable Amount multiplied by the applicable Advance Rate, minus (ii) such reserves as Lender may deem proper and necessary from time to time.

“Domestic Collection Account” means the deposit account maintained with Lender which, pursuant to the Lockbox Agreement, all domestic Collections received in the Lockbox are to be deposited, and as to which Borrower has no right to withdrawal funds.

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“Domestic Credit Limit” means $3,000,000, which is intended to be the maximum amount of Advances at any time outstanding with respect to Domestic Eligible Receivables.

“Domestic Eligible Receivable” means a Receivable that satisfies all of the following:

(a)	The Receivable has been created by Borrower in the ordinary course of Borrower’s business and without any obligation on the part of Borrower to render any further performance.
(b)	There are no conditions which must be satisfied before Borrower is entitled to receive payment of the Receivable, and the Receivable does not arise from COD sales, consignments or guaranteed sales.
(c)	The Account Debtor upon the Receivable does not claim any defense to payment of the Receivable, whether well founded or otherwise.
(d)	The Receivable is not the obligation of an Account Debtor who has asserted or may be reasonably be expected to assert any counterclaims or offsets against Borrower (including offsets for any “contra accounts” owed by Borrower to the Account Debtor for goods purchased by Borrower or for services performed for Borrower).
(e)	The Receivable represents a genuine obligation of the Account Debtor and to the extent any credit balances exist in favor of the Account Debtor, such credit balances shall be deducted in calculating the Receivable Amount.
(f)	Borrower has sent an invoice to the Account Debtor in the amount of the Receivable.
(g)	Borrower is not prohibited by the laws of the state where the Account Debtor is located from bringing an action in the courts of that state to enforce the Account Debtor’s obligation to pay the Receivable. Borrower has taken all appropriate actions to ensure access to the courts of the state where Account Debtor is located, including, where necessary; the filing of a Notice of Business Activities Report or other similar filing with the applicable state agency or the qualification by Borrower as a foreign corporation authorized to transact business in such state.
(h)	The Receivable is owned by Borrower free of any title defects or any liens or interests of others except the security interest in favor of Lender, and Lender has a perfected, first priority security interest in such Receivable.
(i)	The Account Debtor on the Receivable is not any of the following: (1) an employee, Affiliate, parent or subsidiary of Borrower, or an entity which has common officers or directors with Borrower; (2) the U.S. government or any agency or department of the U.S. government unless Borrower complies with the procedures in the Federal Assignment of Claims Act of 1940 (41 U.S.C. §15) with respect to the Receivable, and the underlying contract expressly provides that neither the U.S. government nor any agency or department thereof shall have the right of set-off against Borrower; (3) any person or entity located in a foreign country unless (A) the Receivable is supported by an irrevocable letter of credit issued by a bank acceptable to Lender, and (B) if requested by Lender, the original of such letter of credit and/or any usance drafts drawn under such letter of credit and accepted by the issuing or confirming bank have been delivered to Lender; or (4) an Account Debtor as to which 25% or more of the aggregate dollar amount of all outstanding Receivables owing from such Account Debtor have not been paid within 90 days from invoice date.
(j)	The Receivable is not in default (a Receivable will be considered in default if any of the following occur: (i) the Receivable is not paid within 90 days from its invoice date; (ii) the Account Debtor obligated upon the Receivable suspends business, makes a general assignment for the benefit of creditors, or fails to pay its debts generally as they come due; or (iii) any petition is filed by or against the Account Debtor obligated upon the Receivable under any bankruptcy law or any other law or laws for the relief of debtors).
(k)	The Receivable does not arise from the sale of goods which remain in Borrowers possession or under Borrower’s control.
(l)	The Receivable is not evidenced by a promissory note or chattel paper, nor is the Account Debtor obligated to Borrower under any other obligation which is evidenced by a promissory note.
(m)	the Receivable is not that portion of Receivables due from an Account Debtor which is in excess of 35% of Borrower’s aggregate dollar amount of all outstanding domestic Receivables, provided however (i) for the Account Debtor Scansource, the Receivable is not that portion of Receivables in excess of 50% of Borrower’s aggregate dollar amount for all outstanding domestic Receivables and 35% of Borrower’s aggregate dollar amount for all outstanding Receivables (including both domestic and foreign Receivables), and (ii) for the Account Debtors Bluestar and Ingram Micro, the Receivable is not that portion of Receivables in excess of 60% of Borrower’s aggregate dollar amount for all outstanding domestic Receivables, and the Receivable is not that portion of Receivables in excess of 50% of Borrowers aggregate dollar amount for all outstanding Receivables (including both domestic and foreign Receivables).
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(n)	The Receivable is otherwise acceptable to Lender.

“Domestic Eligible Receivable Amount” means at any time the sum of the Receivable Amounts of the Domestic Eligible Receivables.

“Domestic Facility Fee” means a fee equal to 0.33% of the Domestic Credit Limit due on the date of this Agreement and each anniversary thereof so long as any Advances are outstanding or available hereunder.

“Domestic Line of Credit” means the revolving line of credit under which Borrower may request Lender to issue Advances with respect to Domestic Eligible Receivables up to the Domestic Credit Limit, as specified in Section 1.1 hereof.

“Domestic Overadvance” means at any time an amount equal to the greater of (a) the amount (if any) by which the total amount of the outstanding Advances with respect to Domestic Eligible Receivables (including deemed Advances with respect to the FX Sublimit, and the Credit Card Limit, and the total amount of the Cash Management Sublimit) exceeds the lesser of the Domestic Credit Limit or the Domestic Borrowing Base, or (b) the amounts (if any) by which the total amount of the outstanding deemed Advances with respect to the FX Sublimit or the Credit Card Limit or the Cash Management Sublimit exceeds the Subfacility Maximum.

“Due Diligence Fee” means a payment of an annual fee equal to $900 due on the date of this Agreement and each anniversary thereof so long as any Advances are outstanding or available hereunder.

“Eligible Receivable” means a Domestic Eligible Receivable or an EXIM Eligible Receivable.

“EXIM Application Fee” means a fee in the amount of $100.

“EXIM Bank” means Export-Import Bank of the United States.

“EXIM Bank Expenses” are all reasonable fees that the Lender pays to the EXIM Bank in consideration of the issuance of the EXIM Guarantee.

“EXIM Borrowing Base” means at any time (i) the EXIM Eligible Receivable Amount multiplied by the applicable Advance Rate, minus (ii) such reserves as Lender may deem proper and necessary from time to time.

“EXIM Collection Account” means the deposit account maintained with Lender which, pursuant to the Lockbox Agreement, all foreign Collections received in the Lockbox are to be deposited, and as to which Borrower has no right to withdrawal funds.

“EXIM Credit Limit” means $500,000, which is intended to be the maximum amount of Advances at any time outstanding with respect to EXIM Eligible Receivables.

“EXIM Documents” means the EXIM Guarantee, the Borrower Agreement, and each other agreement executed in connection therewith.

“EXIM Eligible Receivables” means Eligible Export-Related Accounts Receivable as defined in the Borrower Agreement.

“EXIM Facility Fee” means a fee equal to 1.00% of the EXIM Credit Limit due upon the date of this Agreement and each anniversary thereof so long as any Advances are outstanding or available hereunder.

“EXIM Guarantee” means the Master Guaranty Agreement executed by EXIM Bank in favor of Lender.

“EXIM Line of Credits” means the revolving line of credit under which Borrower may request Lender to issue Advances with respect to EXIM Eligible Receivables up to the EXIM Credit Limit, as specified in Section 1.1 hereof.

“EXIM Overadvance” means at any time an amount equal to the amount (if any) by which the total amount of the outstanding Advances with respect to EXIM Eligible Receivables exceeds the lesser of the EXIM Credit Limit or the EXIM Borrowing Base.

“Event of Default” has the meaning set forth in Section 7.1.

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“Finance Charge” means an interest amount equal to the Finance Charge Percentage of the ending daily Account Balance for the relevant period.

“Finance Charge Percentage” means a rate per year equal to the Prime Rate plus 0.75 percentage points plus an additional 5.00 percentage points during any period that an Event of Default has occurred and is continuing.

“FX Sublimit” means $50,000.00.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied, which are in effect as of the date of this Agreement. If any changes in accounting principles from those in effect on the date of this Agreement are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes, with the desired result that the criteria for evaluating financial condition and results of operations of Borrower and its subsidiaries shall be the same after such changes as if such changes had not been made.

“Inventory” means and includes all of Borrower’s now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment, arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower’s business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

“Lender” means Western Alliance Bank, an Arizona corporation, and its successors and assigns.

“Lockbox” is defined in the Lockbox Agreement.

“Lockbox Agreement” is defined in Section 1.4(a).

“Maintenance Fee” means the amount equal to 0.10 percentage points per month of the ending daily Account Balance for the relevant period.

“Maturity Date” means (i) for Advances under the Domestic Line of Credit, January 31, 2023, (ii) for Advances under the EXIM Line of Credit, January 31, 2023, or, in each case, such earlier date as Lender shall have declared the Obligations immediately due and payable pursuant to Section 7.2.

“Month End” means the last calendar day of each month.

“Non-Formula Amount” means initially, $1,000,000, reducing by $125,000 on the 30th day of each April, July, October, and January.

“Obligations” means all liabilities and obligations of Borrower to Lender of any kind or nature, present or future, arising under or in connection with this Agreement or under any other document, instrument or agreement, whether or not evidenced by any note, guarantee or other instrument, whether arising on account or by overdraft, whether direct or indirect (including those acquired by assignment) absolute or contingent, primary or secondary, due or to become due, now owing or hereafter arising, and however acquired; including, without limitation, all Advances, Finance Charges, fees, interest, expenses, professional fees and attorneys’ fees.

“Overadvance” means a Domestic Overadvance or an EXIM Overadvance.

“Permitted Indebtedness” means:

(a)	Indebtedness under this Agreement or that is otherwise owed to the Lender.
(b)	Indebtedness existing on the date hereof and specifically disclosed on a schedule to this Agreement.
(c)	Purchase money indebtedness (including capital leases) incurred to acquire capital assets in ordinary course of business and not exceeding $25,000 in total principal amount at any time outstanding.
(d)	Other indebtedness in an aggregate amount not to exceed $25,000 at any time outstanding; provided that such indebtedness is junior in priority (if secured) to the Obligations and provided that the incurrence of such Indebtedness does not otherwise cause and Event of Default hereunder.
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(e)	Indebtedness incurred in the refinancing of any indebtedness set forth in (a) through (d) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon the Borrower.
(f)	Subordinated Debt in an aggregate amount not to exceed $1,530,000.

“Permitted Liens” means the following but only with respect to property not consisting of Receivables or Inventory:

(a)	Liens securing any of the indebtedness described in clauses (a) through (d) of the definition of Permitted Indebtedness.
(b)	Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Lenders security interests.
(c)	Liens incurred in connection with the extension, renewal or refinancing of the indebtedness described in clause (e) of the definition of Permitted Indebtedness, provided that any extension, renewal or replacement lien shall be limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.
(d)	Liens securing the indebtedness described in clause (f) of the definition of Permitted Indebtedness; provided that such Liens are subordinated to the Liens in favor of Lender securing any Indebtedness owing to Lender.

“Person” shall mean any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether national, federal, provincial, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person’s successors and assigns.

“Prime Rate” means the greater of 4.25% per year or the Prime Rate published in the Money Rates section of the Western Edition of The Wall Street Journal, or such other rate of interest publicly announced from time to time by Lender as its Prime Rate. Lender may price loans to its customers at, above, or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Prime Rate.

“Prior Agreement” is defined in the Recitals.

“Receivable Amount” means as to any Receivable, the Receivable Amount due from the Account Debtor after deducting all discounts, credits, offsets, payments or other deductions of any nature whatsoever, whether or not claimed by the Account Debtor.

“Receivables” means Borrower’s rights to payment arising in the ordinary course of Borrowers business, including accounts, chattel paper, instruments, contract rights, documents, general intangibles, letters of credit, drafts, and bankers acceptances.

“Subfacilitv Maximum” means $200,000.00.

“Subordinated Debt” means indebtedness of Borrower that is expressly subordinated to the indebtedness of Borrower owed to Lender pursuant to a subordination agreement satisfactory in form and substance to Lender.

“UCC” means the Uniform Commercial Code as adopted in the State of Arizona, as amended or supplemented from time to time.

12.2	Construction:
(a)	In this Agreement: (i) references to the plural include the singular and to the singular include the plural; d(ii) references to any gender include any other gender; (iii) the terms “include” and “including” are not limiting; (iv) the term “or” has the inclusive meaning represented by the phrase “and/or,” (v) unless otherwise specified, section and subsection references are to this Agreement, and (vi) any reference to any statute, law, or regulation shall include all amendments thereto and revisions thereof.
(b)	Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved using any presumption against either Borrower or Lender, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each party hereto and their respective counsel. In case of any ambiguity or uncertainty, this Agreement shall be construed and interpreted according to the ordinary meaning of the words used to accomplish fairly the purposes and intentions of all parties hereto.
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(c)	Titles and section headings used in this Agreement are for convenience only and shall not be used in interpreting this Agreement.

13.	JURY TRIAL WAIVER. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.
14.	RESERVED.
15.	EXECUTION, EFFECTIVENESS, SURVIVAL. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other documents executed in connection herewith constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Lender and shall continue in full force and effect until the Maturity Date and thereafter so long as any Obligations remain outstanding hereunder. Lender reserves the right to issue press releases, advertisements, and other promotional materials describing any successful outcome of services provided on Borrower’s behalf. Borrower agrees that Lender shall have the right to identify Borrower by name in those materials.
16.	OTHER AGREEMENTS. Any security agreements, liens and/or security interests securing payment of any obligations of Borrower owing to Lender or its Affiliates also secure the Obligations, and are valid and subsisting and are not adversely affected by execution of this Agreement. An Event of Default under this Agreement constitutes a default under other outstanding agreements between Borrower and Lender or its Affiliates.
17.	REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or any guarantor, or the transfer to Lender of any property should for any reason subsequently be asserted, or declared, to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the United States Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a “Voidable Transfer”), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and reasonable attorneys’ fees of Lender related thereto the liability of Borrower and such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.
18.	PATRIOT ACT NOTIFICATION. Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (“Patriot Act”), Lender is required to obtain, verify and record information that identifies Borrower, which information includes the names and addresses of Borrower and other information that will allow Lender to identify Borrower in accordance with the Patriot Act.
19.	NO NOVATION. The parties hereto hereby agree that, effective upon the execution and delivery of this Agreement, the terms and provisions of the Prior Agreement shall be and hereby are amended, restated and superseded in their entirety by the terms and provisions of this Agreement. Nothing herein contained shall be construed as a substitution or novation of the obligations of Borrower outstanding under the Prior Agreement or instruments securing the same, which obligations shall remain in full force and effect, except to the extent that the terms thereof are modified hereby. Nothing expressed or implied in this Agreement shall be construed as a release or other discharge of Borrower, or any Guarantor from any of its obligations or liabilities under the Prior Agreement or any of the security agreements, pledge agreements, mortgages, guaranties or other loan documents executed in connection therewith. Borrower hereby confirms and agrees that to the extent that the Prior Agreement purports to collaterally assign or pledge to Lender, or to grant to Lender, a security interest in or lien on, any collateral as security for the Obligations from time to time existing in respect of the Prior Agreement, such pledge, collateral assignment or grant of the security interest or lien is hereby ratified and confirmed in all respects as a collateral assignment, pledge or grant to Lender, and shall remain effective as of the first date it became effective.

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20.	NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement on the day and year above written.

SOCKET MOBILE, INC. By: ______________________________ Name: Lynn Zhao Title: CFO	WESTERN ALLIANCE BANK By: _______________________________ Name: _______________________________ Title: _______________________________
Address for Notices: 39700 Eureka Drive Newark, CA 94560 Fax: (510) 933-3030	Address for Notices: 55 Almaden Blvd. San Jose, CA 95113 Fax: (408) 423-8510

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Exhibit A to Amended and Restated Business Financing Agreement

Form of Compliance Certificate

TO: WESTERN ALLIANCE BANK, an Arizona corporation (the “Lender”)

FROM: SOCKET MOBILE, INC., a Delaware corporation (the “Borrower”)

The undersigned authorized officer of Borrower hereby certifies that in accordance with the terms and conditions of the Business Financing Agreement between Borrower and Lender (the “Agreement”), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

Audited annual financial statements	120 days after FYE		Yes	No

Monthly financial statements	30 days after month end		Yes	No

Copies of management letters to or from Borrower’s auditors	Promptly upon sending or receipt		Yes	No

Form 10-K Annual Report, Form 10-Q Quarterly Report and Form 8-K	concurrent with the date of filing with the Securities and Exchange Commission		Yes	No

Annual financial projections and budget	30 days of FYE		Yes	No

Compliance Certificate	30 days after month end		Yes	No

Domestic and EXIM Borrowing Base Certificates	10 days after the last day of the month		Yes	No

Domestic A/R and A/P agings by invoice date, sales journal, and cash receipts journal	10 days after the last day of the month		Yes	No

EXIM A/R by due date and A/P agings	10 days after the last day of the month		Yes	No

Sell through reports	10 days after the last day of the month		Yes	No

CPA prepared business tax returns	Within 5 days of filing		Yes	No

Financial Covenant	Required	Actual	Complies
Performance to Plan (Revenue)	Revenues of at least 75% of the sales projections approved by Borrower’s board of directors with respect to any quarter.	$___________	Yes	No

Performance to Plan (EBITDA)	Adjusted EBITDA of at least 75% of the Adjusted EBITDA projections approved by Borrower’s board of directors with respect to any quarter	$___________

Deposits
Deposits held at Western Alliance Bank: $________________________
Deposits held outside of Western Alliance Bank: $_________________

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by: ________________________________________
Sincerely,	AUTHORIZED SIGNER

Date: ______________________________________________

___________________________________________	Verified: ___________________________________________
SIGNATURE	AUTHORIZED SIGNER

___________________________________________	Date: ______________________________________________
TITLE
	Compliance Status		Yes	No
___________________________________________
DATE

16

Exhibit B to Amended and Restated Business Financing Agreement

Form of Domestic Borrowing Base Certificate

17

Exhibit C to Amended and Restated Business Financing Agreement

Form of EXIM Borrowing Base Certificate

18